As filed with the Securities and Exchange Commission on December 6, 2002

Registration No. 333-75931

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPEEDFAM-IPEC, INC.

(Exact name of Registrant as specified in its charter)

ILLINOIS (State or other jurisdiction incorporation or organization)	36-2421613 (I.R.S. Employer) Identification No.)

305 N. 54th Street
Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

August 13, 1997 Executive Employment Agreement
(Full title of the Plan)

Steven D. Pidgeon Esq.
SNELL & WILMER L.L.P.
One Arizona Center
Phoenix, AZ 85004-2202
(Name and Address of Agent for Service)
(602) 382-6000
(Telephone number, including area code, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

The Registration Statement on Form S-8 (Registration No. 333-75931) (the “Registration Statement”) of SpeedFam-IPEC, Inc (“SpeedFam-IPEC”) pertaining to 35,500 shares of common stock of SpeedFam-IPEC to which this Post-Effective Amendment No. 1 relates, became effective on April 8, 1999.

In accordance with an undertaking made by SpeedFam-IPEC in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, SpeedFam-IPEC hereby removes from registration the securities of SpeedFam-IPEC registered but unsold under the Registration Statement.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 6, 2002.

SPEEDFAM-IPEC, INC.

By:	/s/ J. Michael Dodson

J. Michael Dodson, Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ * Richard J. Faubert	Chief Executive Officer and Director (Principal Executive Officer)	December 6, 2002

/s/ J. Michael Dodson J. Michael Dodson	Chief Financial Officer (Principal Financial and Accounting Officer)	December 6, 2002

/s/ * Peter Simone	Chairman of the Board of Directors	December 6, 2002

/s/ * Neil Bonke	Director	December 6, 2002

/s/ * Kenneth Levy	Director	December 6, 2002

/s/ * Carl Neun	Director	December 6, 2002

/s/ J. Michael Dodson Attorney-in-fact